EXHIBIT 10.3

AMENDMENT 1 TO RECEIVABLES PURCHASE AGREEMENT

AMENDMENT 1, dated as of September 29, 2004 to the Receivables Purchase Agreement, dated as of April 24, 2003, as amended to date (the “Receivables Agreement”), among SPX RECEIVABLES, LLC, a Delaware limited liability company (the “Seller”), SPX CORPORATION, a Delaware corporation (the “Collection Agent”), ATLANTIC ASSET SECURITIZATION CORP., a Delaware corporation (the “Issuer”), and CALYON NEW YORK BRANCH, as successor in interest to Credit Lyonnais, a French banking corporation acting through its New York Branch (“Calyon”), individually and as agent (the “Agent”) for the Investors and the Banks.

RECITALS

WHEREAS, the Seller, the Collection Agent, the Issuer and the Agent have agreed subject to the terms and conditions of this Amendment, to amend the Receivables Agreement as hereinafter set forth.

NOW, THEREFORE, the parties agree as follows:

1. Defined Terms. Capitalized terms, unless otherwise defined or modified herein, shall have the meanings assigned thereto in the Receivables Agreement.

2. Amendment of Receivables Agreement. The Receivables Agreement and all documents entered into in connection therewith are hereby amended as follows:

(a) Section 1.09 of the Receivables Agreement is amended and restated as follows:

Section 1.09 Security Interest.

As collateral security for the performance by the Seller of all the terms, covenants and agreements on the part of the Seller (whether as Seller or otherwise) to be performed under this Agreement or any Transaction Document delivered to the Agent in connection with this Agreement in accordance with the terms thereof, including the punctual payment when due of all obligations of the Seller hereunder or thereunder, whether for indemnification payments, fees, expenses or otherwise, the Seller hereby assigns to the Agent for its benefit and the ratable benefit of

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the Investors and the Banks, and hereby grants to the Agent for its benefit and the ratable benefit of the Investors and the Banks, a security interest in, all of the Seller’s right, title and interest in, to and under (but none of the Seller’s obligations under) all of the following, whether now or hereafter existing or arising:

(a) all of the rights and remedies of the Seller under the Purchase and Contribution Agreement (other than rights and remedies relating solely to any of the Factored Receivables), including, without limitation, (i) all rights of the Seller to receive monies due or to become due under or pursuant to the Purchase and Contribution Agreement (other than with respect to or on account of any of the Factored Receivables), (ii) all security interests and property subject thereto from time to time which purports to secure payment of monies due or to become due under or pursuant to the Purchase and Contribution Agreement (other than with respect to or on account of any of the Factored Receivables), (iii) all rights of the Seller to receive proceeds of any insurance, indemnity or warranty pursuant to the Purchase and Contribution Agreement (other than such amounts relating to any of the Factored Receivables), (iv) all claims of the Seller for damages arising out of or for breach of or default under the Purchase and Contribution Agreement (except to the extent that such claims relate to any Factored Receivables), and (v) all rights of the Seller to compel performance and otherwise exercise all remedies thereunder (except to the extent that such rights relate to any Factored Receivables),

(b) all Receivables, the Related Security with respect thereto and the Collections, and all accounts, chattel paper, instruments, general intangibles and other assets owned by the Seller and not otherwise purchased or scheduled to be purchased under this Agreement, excluding, however, any Factored Receivables, Factored Receivable Collections, Factored Receivable Related Security and other assets of the Seller released from the lien and security interest hereof pursuant to a Release Request,

(c) the Lock Box Accounts and, subject to the provisions of the Intercreditor Agreement, all amounts on deposit therein and all

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certificates and instruments, if any, from time to time evidencing any of the foregoing, and

(d) to the extent not included in the foregoing, all proceeds of any and all of the foregoing.

(b) Section 4.03(b)(iii) of the Receivables Agreement is amended and restated as follows:

At the Agent’s request and at the Seller’s expense, the Seller and the Collection Agent shall (x) assemble all of the documents, instruments and other records (including, without limitation, computer tapes and disks) that evidence or relate to the Pool Receivables and the related Contracts and Related Security, or that are otherwise necessary or desirable to collect the Pool Receivables and shall make the same available to the Agent at a place selected by the Agent or its designees; it being agreed that the Seller will provide copies of the aforementioned items to the extent such items also relate to any Factored Receivable, (y) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Pool Receivables, in a manner acceptable to the Agent and, (z) promptly upon receipt, remit all such cash, checks and instruments constituting Collections of Pool Receivables, duly endorsed or with duly executed instruments of transfer, to the Agent or its designee.

(c) Section 4.05 of the Receivables Agreement is amended and restated as follows:

Section 4.05 Further Actions Evidencing Purchases and Sales/Releases.

(a) Each of the Seller and the Originators agree from time to time, at its own expense, promptly to execute and deliver all further instruments and documents, and to take all further actions, that may be reasonably necessary or desirable, or that the Agent may reasonably request, to perfect, protect or more fully evidence the Receivable Interests purchased hereunder, or to enable the Investors, the Banks or the Agent to exercise and enforce their respective rights and remedies hereunder.

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Without limiting the foregoing, the Seller or the Originators will, upon the request of the Agent:

(i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be reasonably necessary or desirable, or that the Agent may reasonably request, to perfect, protect or evidence such Receivable Interests;

(ii) following the occurrence of an Incipient Event of Termination or an Event of Termination, deliver to the Agent and its assignee copies of all Contracts relating to the Receivables and all records relating to such Contracts and the Receivables, whether in hard copy or in magnetic tape or diskette format (which if in magnetic tape or diskette format shall be compatible with the Agent’s or its assignee’s computer equipment); and

(iii) after an Incipient Event of Termination or an Event of Termination, mark conspicuously each invoice evidencing each Pool Receivable with a legend, acceptable to the Agent, evidencing that Receivable Interests therein have been sold.

(b) The Agent, the Investors and the Banks hereby agree from time to time, at the expense of the Seller, promptly to execute and deliver all further instruments and documents, and to take all further actions, that may be reasonably necessary or desirable, or that the Seller or GE may reasonably request, to perfect, protect or more fully evidence the sale of a Factored Receivable, together with the Factored Receivable Related Security, purchased by GE, or to enable GE to exercise and enforce its rights and remedies under the GE Purchase Agreement or applicable law with respect to the Factored Receivables, the Factored Receivable Related Security and the Factored Receivable Collections. Without limiting the foregoing, the Agent will, upon the request of the Seller or GE, and at the expense of the Seller:

(i) execute and file such financing or termination statements, or amendments thereto, and such other instruments and documents, that may be reasonably necessary or desirable, or that the Seller or

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GE may reasonably request, to transfer such Factored Receivables and Factored Receivable Related Security to GE and to release any Factored Receivables, Factored Receivable Related Security and Factored Receivable Collections from the security interest granted therein under this Agreement or any Transaction Document, in each case, only to the extent such documents are prepared by the Seller or GE and acceptable to the Agent, in its reasonable judgment; and

(ii) forward any Factored Receivable Collections to GE in accordance with, and take such other actions as required by, the terms and conditions of the Intercreditor Agreement.

(c) The Seller and the Originators authorize the Agent to file financing or continuation statements, and amendments thereto and assignments thereof, relating to the Pool Receivables, the Related Security, and the Collections with respect thereto without the signature of the Seller where permitted by law.

(d) The Seller authorizes the Agent, after the occurrence and during the continuation of an Event of Termination or Incipient Event of Termination, to take any and all steps in the Seller’s name and on behalf of the Seller that are necessary or desirable, in the determination of the Agent, to collect amounts due under the Pool Receivables, including, without limitation, endorsing the Seller’s name on checks and other instruments representing Collections of Pool Receivables and enforcing the Pool Receivables and the Related Security.

(d) Section 4.08(f) of the Receivables Agreement is amended and restated as follows:

If the Collection Agent is SPX or one of its Affiliates, the consolidated balance sheet of SPX and its subsidiaries as of December 31, 2003, and the related consolidated statements of income and retained earnings of SPX and its Subsidiaries for the fiscal year ended December 31, 2003, copies of which have been furnished to the Agent, fairly present, in all material respects, the financial condition of SPX and its Subsidiaries as of such date and the results of the operations of SPX and its Subsidiaries for the period ended on such date, all in accordance with generally

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accepted accounting principles consistently applied, and since the end of its most recent fiscal year December 31, 2003, there has been no material adverse change in the business, operations, property or financial condition of SPX that could reasonably be expected to affect the value or collectibility of the Receivables Interest.

(e) Exhibit I to the Receivables Agreement is amended as set forth below:

(1) The definition of “Collections” in Exhibit I is amended to add the following at the end thereof:

“For the avoidance of doubt, the term “Collections” shall not include any Factored Receivable Collections.

(2) The definition of “Dilution” in Exhibit I is amended to add the following at the end thereof:

“Dilution” means, with respect to any Receivable other than any Defaulted Receivable,(i) the aggregate net amount of any reductions or adjustments in the Outstanding Balance of such Receivable as a result of any defective, rejected, returned, repossessed or foreclosed goods or services or any rebate, sales allowance, cash discount or other adjustment or setoff and also includes, but is not limited to any reductions or adjustments as a result of, any charges or fees paid to any collecting bank or financial institution in connection with the collection of Receivables paid using a credit card and (ii) the aggregate amount of any misapplied payments with respect to a Receivable, to the extent that such amount has not been previously reimbursed, until such time as such amounts are paid to the Agent.

(3) The definition of “Related Security” in Exhibit I is amended and restated as follows:

“Related Security” means with respect to any Receivable:

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(a) all of the Seller’s interest in any goods (including returned goods) relating to any sale giving rise to such Receivable;

(b) all security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements authorized by an Obligor describing any collateral securing such Receivable;

(c) all guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;

(d) all instruments, chattel paper and general intangibles evidencing or related to such Receivable; and

(e) the Contract and all other books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) to the extent relating to such Receivable and the related Obligor.

(4) The definition of “Receivable” in Exhibit I is amended and restated as follows:

“Receivable” means the indebtedness of any Obligor resulting from the provision or sale of goods or services by an Originator under a Contract, and includes the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto that has been acquired by the Seller by purchase or by capital contribution pursuant to the Purchase and Contribution Agreement; provided that the term “Receivable” does not include any Factored Receivables.

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(5) The definition of “SPX Credit Agreement” in Exhibit I is amended and restated as follows

“SPX Credit Agreement” means the Seventh Amended and Restated Credit Agreement, dated as of October 6, 1998, as amended and restated as of February 12, 2004, among SPX Corporation, the Bank of Nova Scotia as syndication agent, Bank of America, N.A., Bank One, N.A., and Wachovia Bank N.A. as documentation agents, JPMorgan Chase Bank, as Administrative Agent, J.P. Morgan Securities Inc., as Sole Lead Arranger and Sole Bookrunner, and the other borrowers and lenders party thereto.

(6) The definition of “Transaction Documents” in Exhibit I is amended and restated as follows:

“Transaction Document” means any of the Agreement, the Fee Agreement, the Purchase and Contribution Agreement, the GE Purchase Agreement and all other agreements executed by SPX or its Subsidiaries and delivered to the Agent related hereto or thereto identified on the Schedule of Closing Documents and such other documents that are designated by agreement of the parties as “Transaction Documents.”

(7) The following terms are included in Exhibit I to the Receivables Agreement:

“Factored Receivable” means the indebtedness of any Obligor resulting from the provision or sale of goods or services by an Originator under a Contract, and includes the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto that has been acquired by the Seller, either by purchase or by capital contribution pursuant to the Purchase and Contribution Agreement, and that:

(a) is sold to GE pursuant to the GE Purchase Agreement; and

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(b) is identified on a Release Request that has been acknowledged by the Agent, in writing.

“Factored Receivable Collections” means, with respect to any Factored Receivable, (a) all funds which are received by the Agent, Seller, the Collection Agent or GE in payment of any amounts owed in respect of such Factored Receivable (including, without limitation, purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Factored Receivable (including, without limitation, insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other party directly or indirectly liable for the payment of such Factored Receivable and available to be applied thereon), and (b) all other cash proceeds of such Factored Receivable.

“Factored Receivable Designation Date” means with respect to any Fiscal Quarter, the three (3) Business Day prior to the end of the third Fiscal Month of such Fiscal Quarter:

“Factored Receivable Quarterly Limit” means with respect to any Fiscal Quarter and the related Factored Receivable Designation Date, the maximum Outstanding Balance of the Receivables to be designated as Factored Receivables, which shall mean:

(a) with respect to Receivables other than Receivables relating to Progress Payment Equipment originated by Waukesha and Marley, 20% of the aggregate Outstanding Balance of the such Receivables as of such date; and

(b) with respect to Receivables relating to Progress Payment Equipment originated by Waukesha or Marley, 100% of the Outstanding Balance of such Receivables.

“Factored Receivable Related Security” means with respect to any Factored Receivable:

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(a) all of the Seller’s interest in any goods (including returned goods) relating to any sale giving rise to such Factored Receivable;

(b) all security interests or liens and property subject thereto from time to time purporting to secure payment of such Factored Receivable, whether pursuant to the Contract related to such Factored Receivable or otherwise, together with all financing statements authorized by an Obligor describing any collateral securing such Factored Receivable;

(c) all guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Factored Receivable whether pursuant to the Contract related to such Factored Receivable or otherwise;

(d) all instruments, chattel paper, and general intangibles evidencing or related to such Factored Receivable; and

(e) the Contract and all other books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) to the extent relating to such Factored Receivable and the related Obligor.

“Fiscal Quarter” means the corresponding fiscal quarter as shown on the fiscal calendar attached hereto as Annex H, as the same may be updated from time to time by SPX by written notice from SPX to Agent.

“GE” means GE Capital Commercial Services, Inc., a North Carolina corporation, and its successors and assigns, or any other subsidiary or affiliate of General Electric Company.

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“GE Purchase Agreement” means and shall collectively refer to (a) the Receivables Purchase Agreement, dated December 30, 2003, as amended pursuant to Amendment No. 1, dated April 1, 2004, Amendment No. 2, dated June 30, 2004 and Amendment No. 3 dated the date of Amendment No. 1 to this Agreement, and the related Servicing Agreement, dated December 30, 2003, each of which is among SPX, the Originators, GE and the other parties thereto, and (b) any Receivables Purchase Agreements and related Servicing Agreements entered into from time to time by the Seller, GE and others providing for the purchase and sale of Factored Receivables of the Seller, in each case, in the form delivered to the Agent pursuant to Section 3 hereof (other than provisions relating to pricing and related information) and together with all related documents, as the same may be amended, supplemented, restated or otherwise modified from time to time with the consent of the Agent, which consent shall not be unreasonably withheld.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of September 29, 2004, among the Seller, GE, the Agent, on behalf of the Investors and the Banks, the Originators, and the other parties thereto, as it may be amended, supplemented, restated or otherwise amended from time to time.

“Release Request” means (i) a request from the Seller to the Agent for the release of its lien and security interest in identified Receivables, including the pro forma recalculation of the Receivables Interest, substantially in the form of Annex J hereto or (ii) the Release of Lien by Secured Party and Authorization to File UCC Amendments, executed by Calyon New York Branch in its capacity as Agent as of June 30, 2004.

(f) Exhibit III to the Receivables Agreement is amended as follows:

(1) Clause (e) is amended and restated as follows:

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The balance sheet of SPX and its Subsidiaries as at the end of its most recent fiscal year, and the related statements of income and retained earnings of SPX and its Subsidiaries for such fiscal year, copies of which have been furnished to the Agent, fairly present in all material respects the financial condition of SPX and its Subsidiaries as at such date and the results of the operations of each of SPX and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since the end of its most recent fiscal year there has been no material adverse change in the business, operations, property or financial or other condition of SPX and its Subsidiaries that could reasonably be expected to affect the value or collectibility of the Receivable Interest. The opening pro forma balance sheet of the Seller as at August 31, 2004, giving effect to the initial purchase to be made under the Agreement, a copy of which has been furnished to Agent, fairly presents in all material respects the financial condition of the Seller as at such date, in accordance with generally accepted accounting principles (except that no footnote disclosures are required to be furnished), and since the formation of the Seller, there has been no material adverse change in the business, operations, property or financial or other condition of the Seller that could reasonably be expected to affect the value or collectibility of the Receivable Interest.

(2) Clause (h) is amended to add the following to last sentence thereof:

and those filed by GE relating to any Factored Receivables, Factored Receivable Collections and Factored Receivable Related Security.

(3) The following is added as clause (p) thereto:

(p) With respect to any Factored Receivable Designation Date, the aggregate Outstanding Balances of all Receivables to be designated as Factored Receivables on such Factored

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Receivables Designation Date will not exceed the Factored Receivables Quarterly Limit for such date.

(g) Exhibit IV to the Receivables Agreement is amended as follows:

(1) Clause (d) is amended to add the following to the last sentence thereof:

or except as provided for under the GE Purchase Agreement.

(2) Clause (g) is amended to add the following to the end thereof:

or a change relating to Factored Receivables.

(3) Clause (i) is amended to add the following to the last sentence thereof:

and Factored Receivable Collections.

(4) Clause (l) is amended as follows:

(i) to add the following to the end of subclause (xii) thereof:

and except as contemplated by the GE Purchase Agreement to the extent permitted by the Agreement.

(ii) to add the following to the end of subclause (xiii) thereof:

, as modified by the opinion or opinions delivered pursuant to Section 3(f) of Amendment No. 1 to the Receivables Agreement.

(iii) to add the following to the end of the first sentence of subclause (xiv) thereof:

except for Factored Receivable Collections or other funds owed to GE under the GE Purchase Agreement.

(iv) to add the following to the end of subclause (xix) thereof:

or the GE Purchase Agreement.

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(5) Clause (n) is amended to add the following to the end of the first sentence thereof:

or the GE Purchase Agreement.

(6) Clause (q) is amended to add the following to the end thereof:

or the GE Purchase Agreement.

(h) Exhibit V to the Receivables Agreement is amended as follows:

(1) Clause (c) is amended and restated as follows:

Any representation or warranty made or deemed made by the Collection Agent or any Affiliate thereof in its capacity as the Collection Agent (or any of their respective officers) under or in connection with the Agreement or any other Transaction Document (other than the GE Purchase Agreement) or any information or report taken as a whole delivered by the Collection Agent or any Affiliate thereof in its capacity as the Collection Agent pursuant to the Agreement or any other Transaction Document (other than the GE Purchase Agreement) shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered; or

(2) Clause (d) is amended and restated as follows:

Any representation or warranty made or deemed to be made by the Seller under or in connection with the Agreement or any other Transaction Document (other than the GE Purchase Agreement) or any information or report taken as a whole delivered by the Seller shall prove to have been incorrect or untrue when made or deemed made or delivered; or

(3) Clause (e) is amended and restated as follows:

The Seller or any of the Originators shall fail to perform or observe in any material respect any term, covenant or agreement contained in any other Transaction Document (other than the GE Purchase Agreement) on its part to be performed or observed and any such failure shall remain unremedied for ten days after written notice thereof shall have been given to the Seller by the Agent (or, with respect to a failure to deliver the Monthly

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Report pursuant to the Agreement, such failure shall remain unremedied for five days, without a requirement for notice); or

(4) Clause (k) of Exhibit V to the Receivables Agreement is amended and restated as follows:

There shall have occurred any change in the business, financial condition or operations of either the Seller or SPX and its Subsidiaries taken as a whole, since December 31, 2003, that materially adversely affects the collectibility of the Receivables Pool or the ability of the Seller of the Collection Agent to Collect Pool Receivables or otherwise perform its obligations under the Agreement.

(i) The form of Release Request attached hereto as Exhibit 1 shall be added as Annex J to the Receivables Agreement.

3. Conditions to Effectiveness. The effectiveness of this Amendment and the initial purchase of a Receivable Interest under the Agreement is subject to the conditions precedent that the Agent shall have received on or before the date of such purchase the following, each in form and substance satisfactory to the Agent:

(a) An executed copy of this Amendment.

(b) An executed copy of the GE Purchase Agreement referenced in clause (a) of the definition of “GE Purchase Agreement” in Exhibit I hereto as in effect on the date of this Amendment and a form of GE Purchase Agreement referenced in clause (b) of the definition of “GE Purchase Agreement” in Exhibit I hereto.

(c) An executed copy of the Intercreditor Agreement.

(d) An executed copy of Amendment 1, dated as of September 29, 2004 to the Purchase and Contribution Agreement by and among SPX, the Originators and the Seller.

(e) A certificate of the Secretary or Assistant Secretary (or equivalent) of the Seller certifying (i) copies of the resolutions of the Board of Managers of the Seller approving this Amendment and the other applicable documents, (ii) copies of all documents evidencing other

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necessary corporate action and governmental approvals, if any, with respect to this Amendment and the any other applicable documents, (iii) the operating agreements or by-laws of the Seller and (iv) the names and true signatures of the officers of the Seller authorized to sign this Amendment and the other documents to be delivered by it hereunder.

(f) A favorable opinion of counsel for the Seller, substantially in the form as the Agent may reasonably request, covering enforceability and corporate matters.

(g) One or more favorable opinions of counsel for the Seller, substantially in the forms as the Agent may reasonably request, bringing down or reaffirming opinions previously delivered covering true sale and, non-consolidation.

(h) A letter from the rating agencies rating the Issuer’s Commercial Paper Notes to the effect that the ratings of such Commercial Paper Notes will not be downgraded as a result of this Amendment.

(i) Such other approvals, opinions, documents or reports, including without limitation all historical information relating to the Receivables sold by the Originators to the Seller, as the Agent may reasonably request.

4. Consent by the Issuer and the Agent. The Issuer and the Agent agree to, and hereby do, consent to the execution, delivery and performance of the GE Purchase Agreement by the parties thereto and the consummation of each of the transactions contemplated by the GE Purchase Agreement, notwithstanding any provision of the Receivables Agreement or any other Transaction Document (including, without limitation the Lock-Box Agreements) to the contrary.

5. Execution in Counterparts, Etc. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Amendment. The delivery of a signed signature page to this Amendment by telecopy transmission shall constitute due execution and delivery of this Amendment for all purposes.

6. Receivables Agreement in Full Force and Effect. Except as amended by this Amendment, all of the provisions of the Receivables Agreement

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and all of the provisions of all other documentation required to be delivered with respect thereto shall remain in full force and effect from and after the date hereof.

7. References to Receivables Agreement. From and after the date hereof, (a) all references in the Receivables Agreement to “this Agreement,” “hereof,” “herein,” or similar terms and (b) all references to the Receivables Agreement in each agreement, instrument and other document executed or delivered in connection with the Receivables Agreement, shall mean and refer to the Receivables Agreement, as amended by this Amendment.

8. Further Assurances. The parties hereto agree to execute and deliver any and all further agreements, certificates and other documents reasonably necessary to implement the provisions of this Amendment.

9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY HERETO), EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE INTERESTS OF THE INVESTORS AND THE BANKS IN THE RECEIVABLES, AND IN THE OTHER ITEMS DESCRIBED IN SECTION 1.09 OF THE RECEIVABLES AGREEMENT AS AMENDED HEREBY OR THE REMEDIES UNDER THE RECEIVABLES AGREEMENT OR HEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SELLER:	SPX RECEIVABLES, LLC

	By:	/s/ Christopher J. Kearney
	Name:	Christopher J. Kearney
	Title:	Vice President and Secretary

COLLECTION AGENT:	SPX CORPORATION

	By:	/s/ Christopher J. Kearney
	Name:	Christopher J. Kearney
	Title:	Vice President, Secretary and General Counsel

AGENT:	CALYON NEW YORK BRANCH

	By:	/s/ David Fink
	Name:	David Fink
	Title:	Managing Director

	By:	/s/ Tina Kourmpetis
	Name:	Tina Kourmpetis
	Title:	Managing Director

ISSUER:	ATLANTIC ASSET SECURITIZATION CORP.

	By:	CALYON NEW YORK BRANCH, as Attorney-in-Fact

	By:	/s/ David Fink
	Name:	David Fink
	Title:	Managing Director

	By:	/s/ Tina Kourmpetis
	Name:	Tina Kourmpetis
	Title:	Managing Director